Exhibit 5.1

HUNTON ANDREWS KURTH LLP FILE NO: 076759.0000078

August 5, 2020

3D Systems Corporation

333 Three D Systems Circle

Rock Hill, South Carolina

3D Systems Corporation

Issuance of up to $150,000,000 of Common Stock

Ladies and Gentlemen:

We have acted as special counsel to 3D Systems Corporation, a Delaware corporation (the “Company”), in connection with the offer and sale by the Company of shares of its common stock, $0.001 par value per share, having an aggregate gross sales price of up to $150,000,000 (the “Shares”) pursuant to the terms of (i) the Equity Distribution Agreement, dated as of August 5, 2020 (the “Equity Distribution Agreement”), among the Company and Truist Securities, Inc. and HSBC Securities (USA) Inc., in their respective capacities as sales agents (together, the “Sales Agents”), and (ii) any Terms Agreement, in the form attached as Exhibit A to the Equity Distribution Agreement (each, a “Terms Agreement”), to be entered into between the Company and the Sales Agents. The Shares have been registered on a Registration Statement on Form S-3 (File Number 333-239803) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on July 10, 2020.

The Shares will be offered and sold as set forth in the Registration Statement, the base prospectus contained therein, dated July 10, 2020 (the “Base Prospectus”), and the prospectus supplement, dated August 5, 2020, filed with the Commission on August 5, 2020 under Rule 424(b) promulgated under the Securities Act (together with the Base Prospectus, the “Prospectus”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the foregoing, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates of public officials and other officers of the Company and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including (i) the Company’s Certificate of Incorporation, as amended through the date hereof, (ii) the Company’s Amended and Restated By-Laws, as amended through the date hereof, (iii) the resolutions adopted by the Company’s Board of Directors on July 31, 2020, (iv) the

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3D Systems Corporation

August 5, 2020

Equity Distribution Agreement, (v) the form of Terms Agreement, (vi) the Registration Statement, (vii) the Prospectus and (viii) a certificate issued by the Secretary of State of the State of Delaware on the date hereof, to the effect that the Company is validly existing under the laws of the State of Delaware and in good standing (the “Good Standing Certificate”).

In our examination, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the accuracy, completeness and authenticity of all corporate records and other information made available to us by the Company, (iv) the legal capacity of natural persons, (v) the genuineness of all signatures and the completion of all deliveries not witnessed by us and (vi) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties.

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us upon certificates of officers of the Company and upon certificates of public officials, without independent verification of their accuracy.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1.    The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

2.    The Company has the corporate power and authority to issue the Shares.

3.    The Shares have been duly authorized and, when issued and delivered upon payment therefor in accordance with the terms of the Equity Distribution Agreement and, if applicable, any Terms Agreement, the Shares will be validly issued, fully paid and nonassessable.

The opinions expressed above are limited to the General Corporation Law of the State of Delaware in effect on the date hereof. We do not express any opinion as to the laws of any other jurisdiction.

The opinion set forth in paragraph 1 above as to the valid existence and good standing of the Company is based solely upon our review of the Good Standing Certificate.

3D Systems Corporation

August 5, 2020

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein. This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Very truly yours,

/s/ Hunton Andrews Kurth LLP